SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 23, 2006

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2006, the Reptron Electronics, Inc. Compensation Committee and Board of Directors approved the Reptron Electronics, Inc. 2006 Incentive Compensation Plan (the “Plan”), a copy of which is attached hereto as Exhibit 10.1. The Plan provides the employees of Reptron Electronics, Inc. (the “Company”) the opportunity for increased compensation based on achieving certain earnings goals for the fiscal year ending December 31, 2006. The Plan provides varying incentive compensation levels based on the Company’s various employee categories, as defined in the Plan, and generally covers all full time employees that have been employed by the Company for at least six (6) months as of December 31, 2006. The Plan also provides that no incentive compensation will be earned or paid unless the Company’s consolidated 2006 pre-tax earnings equal at least $400,000 after deduction for all amounts to be paid for incentive compensation under the Plan.

The foregoing description of the Reptron Electronics, Inc. 2006 Incentive Compensation Plan is qualified in its entirety by reference to the plan document attached as Exhibit 10.1 to this current report and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In adopting the Reptron Electronics, Inc. 2006 Incentive Compensation Plan (“Plan”), the Compensation Committee and Board of Directors on May 23, 2006 terminated as of April 1, 2006 the bonus plan (the “Bonus Plan”) applicable to management employees at the Freemont Facility. The Bonus Plan allocated a certain percentage of pre-tax income above a base amount to management and employees.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the plan document attached as Exhibit 10.2 to that current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Reptron Electronics, Inc. 2006 Incentive Compensation Plan
10.2	Reptron Electronics, Inc. Freemont Bonus Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

May 30, 2006	By:	/s/ Paul J. Plante
(Date)		Paul J. Plante, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Reptron Electronics, Inc. 2006 Incentive Compensation Plan
10.2	Reptron Electronics, Inc. Freemont Bonus Plan